UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 30, 2006

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
As disclosed in its November 30, 2006, press release, First Community Bancshares, Inc. and its wholly-owned subsidiary, First Community Bank, N. A. acquired Investment Planning Consultants, Inc., a Bluefield, W.Va. investment advisory firm in a stock transaction pursuant to a stock purchase agreement.
The stock purchase agreement provides for the purchase of all Investment Planning Consultants, Inc. outstanding stock for a purchase price of between $1.47 million and $2.40 million. Shares of the Company’s common stock with a value of $1.47 million were issued at closing to the sellers (39,874 shares), and deferred payments of shares valued at $455 thousand, $250 thousand and $250 thousand will be issued to the sellers on the first, second, and third anniversaries, respectively. There is also the potential for performance payments to the sellers of approximately $250 thousand in Company common stock at the fourth and fifth anniversary dates if certain pre-tax income levels (as defined in the stock purchase agreement) are achieved.
In connection with the transaction, First Community Bancshares, Inc. entered into an employment agreement with Ronald L. Campbell, pursuant to which he remains President of IPC.
Item 9.01 Financial Statements and Exhibits
(d)    The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Press Release dated November 30, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date: November 30, 2006	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer